                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          United Water Resources Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials:

     -------------------------------------------------------------------------
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement no.:

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     (4) Date Filed:

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


                                                         UNITED WATER RESOURCES
                                                              200 Old Hook Road
UNITED WATER [LOGO]                              Harrington Park, NJ 07640-1799
                                                         telephone 201 784 9434

                                                         facsimile 201 767 6579
-------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, MAY 11, 1998

-------------------------------------------------------------------------------

To the Shareholders of
 UNITED WATER RESOURCES INC.:

  The Annual Meeting of the Shareholders of United Water Resources Inc. ("United Water") will be held at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656, on Monday, May 11, 1998, at 9:30 a.m. for the following purposes:

    1. To elect four Directors to Class II of the Board of Directors.

    2. To ratify, confirm and approve the act of the Board of Directors on March 12, 1998 appointing Price Waterhouse LLP, New York, New York as the auditor for United Water and its subsidiaries for the year 1998.

    3. To transact such other business as may properly be brought before such meeting or any adjournments thereof.

  The close of business on March 13, 1998, has been fixed as the time for the determination of the shareholders entitled to vote at said meeting, or any adjournments thereof, and only shareholders of record at such time will be entitled to vote at such meeting, or at any adjournments thereof.

  You are urged to sign, date and return the enclosed proxy promptly, using the envelope enclosed for your convenience. This will not limit your right to vote in person at the meeting if you plan to attend.

                                          By Order of the Board of Directors

                                          DOUGLAS W. HAWES, Secretary

Harrington Park, New Jersey
March 24, 1998

  THE ANNUAL MEETING IS BEING HELD AT THE PARK RIDGE MARRIOTT, 300 BRAE BOULEVARD, PARK RIDGE, NEW JERSEY 07656. DIRECTIONS TO THE MEETING ARE INCLUDED AT THE END OF THIS PROXY STATEMENT AND MAY ALSO BE OBTAINED BY TELEPHONING UNITED WATER AT (201) 784-9434.

        UNITED WATER RESOURCES 200 Old Hook Road Harrington Park, NJ 07640-1799
                                  telephone 201 784 9434 facsimile 201 767 6579
UNITED WATER [LOGO]


-------------------------------------------------------------------------------

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 11, 1998

-------------------------------------------------------------------------------


  The proxy which is requested in the foregoing Notice of Annual Meeting of Shareholders is being solicited by the Board of Directors of United Water Resources Inc. ("United Water" or the "Company") with respect to the shareholders' meeting to be held on May 11, 1998. The mailing address and principal executive office of United Water is 200 Old Hook Road, Harrington Park, New Jersey 07640. Any proxy given may be revoked by the shareholder executing such proxy by notifying the secretary of the meeting in writing at any time prior to the voting thereof. Unless revoked, the shares represented by all such proxies will be voted. It is expected that the Notice, Proxy Statement and form of Proxy will be mailed to shareholders on or about March 24, 1998.

  The close of business on March 13, 1998, has been fixed as the time for the determination of the shareholders entitled to vote at the Annual Meeting. Each share of United Water Common Stock, no par value, is entitled to one vote. On January 31, 1998, there were 36,322,890 shares of United Water's Common Stock outstanding and entitled to vote.

  United Water's Annual Report to Shareholders, including financial statements for the year ended December 31, 1997, is being mailed to all shareholders of record at their respective last known addresses.

  A COPY OF UNITED WATER'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED BY UNITED WATER WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON TO UNITED WATER RESOURCES INC., 200 OLD HOOK ROAD, HARRINGTON PARK, NEW JERSEY 07640,
ATTENTION: ALLAN D. SHAKLEY, ASSISTANT SECRETARY (TELEPHONE NUMBER (201) 784-
9434).

OWNERSHIP OF SECURITIES BY DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

  The following information pertains to the Common Stock of United Water beneficially owned, directly or indirectly, by each director and nominee and named executive officers individually and by all directors and executive officers of United Water and its subsidiaries as a group as of January 31, 1998.

                                                                 NUMBER OF
     NAME OF BENEFICIAL OWNER                                   SHARES(A)(D)
     ------------------------                                   ------------
     Edward E. Barr............................................     7,537(e)
     Frank J. Borelli..........................................     8,172
     Thierry Bourbie...........................................     3,236
     David E. Chardavoyne......................................    37,368(c)
     Lawrence R. Codey.........................................     4,374
     Donald L. Correll.........................................   213,554(c)
     Peter Del Col.............................................    10,903
     Frank J. DeMicco..........................................    49,807(c)
     Robert L. Duncan, Jr......................................     3,983
     Jon F. Hanson.............................................    32,980(b)(e)
     Douglas W. Hawes..........................................    14,246
     George F. Keane...........................................     4,118
     Richard B. McGlynn........................................    36,635(c)
     Dennis M. Newnham.........................................     5,148
     Jacques F. Petry..........................................     2,784
     Joseph Simunovich.........................................    69,223(c)
     Marcia L. Worthing........................................     6,441(e)
     Directors and Executive Officers as a Group (22 persons)..   640,053(b)(c)

--------
(a) None of the directors or executive officers of United Water owns equity securities of United Water or any of its subsidiaries other than Common Stock. As of January 31, 1998, each director or executive officer beneficially owned less than .6% of the outstanding Common Stock of United Water and all of the directors and executive officers as a group beneficially owned less than 1.8% of such stock. Fractional shares have been rounded to the nearest whole share.
(b) Includes, in compliance with applicable regulations and interpretations, shares of Common Stock held by the spouse or other relatives who share the home, in custody for children or grandchildren of the persons indicated or indirectly through a trust or similar arrangement in the following amounts: J. Hanson (16,845); and all directors and executive officers as a group (17,074). Such persons disclaim any beneficial ownership of such shares.
(c) Includes shares of Common Stock which may be acquired pursuant to options awarded under United Water's Management Incentive Plan in the following amounts: D. Chardavoyne (36,070); D. Correll (150,830); F. DeMicco (48,600); R. McGlynn (34,970); J. Simunovich (64,820); and all directors and executive officers as a group (448,940).
(d) Includes shares of restricted Common Stock granted pursuant to the Directors' Restricted Stock Plans totalling 48,534 shares.
(e) Includes non-voting Common Stock equivalent units acquired in accordance with the Directors' Deferred Compensation Unit Plan in the following amounts: E. Barr (2,593); J. Hanson (11,518); and M. Worthing (928).

  The following corporation is known to United Water to be the beneficial owner of more than 5% of a class of United Water's voting securities. To the knowledge of United Water, no other person is the holder of more than 5% of any class of United Water's voting securities as of January 31, 1998.

                                       AMOUNT AND NATURE PERCENT
                NAME AND ADDRESS OF      OF BENEFICIAL     OF
 TITLE OF CLASS BENEFICIAL OWNER           OWNERSHIP      CLASS
 -------------- -------------------    ----------------- -------
                Lyonnaise American
 Common Stock   Holding, Inc.          10,327,156 shares  28.4%
                2000 First State
                Boulevard
                Wilmington, Delaware
                19804-0507

  Lyonnaise American Holding, Inc. ("Lyonnaise American"), its parent company Suez Lyonnaise des Eaux ("Lyonnaise"), and certain of their respective affiliates are subject to the terms of a Governance Agreement, dated April 22, 1994, which, among other things, prohibits, subject to certain exceptions, such parties from acquiring additional United Water securities, commencing unsolicited tender or exchange offers to acquire United Water's securities, making offers to acquire United Water's assets or soliciting proxies against United Water's management and which requires their United Water Common Stock to be voted in accordance with the votes of the holders of 75% of the Common Stock if any proposal obtains that vote.

                             ELECTION OF DIRECTORS

DIRECTORS OF UNITED WATER

  Effective as of the Annual Meeting, the Board of Directors of United Water is comprised of thirteen directors, divided into three classes. At the Annual Meeting four directors will be elected to Class II for a three year term. At the 1999 Annual Meeting of Shareholders five directors will be elected to Class III for a three year term. At the 2000 Annual Meeting of Shareholders four directors will be elected to Class I for a three year term. Information with respect to the four nominees proposed for election and information with respect to the nine other continuing directors is set forth below. It is intended that the persons named in the proxy will vote in favor of the four nominees for election.

  Mr. Bourbie has been designated as a nominee for director by Lyonnaise American. Pursuant to the Governance Agreement, Lyonnaise American may designate up to four persons to be appointed to the Board of Directors of United Water.

  The affirmative vote of a plurality of the votes cast by shareholders of United Water entitled to notice of and to vote at the Annual Meeting is required for the election of directors.

  All directors of United Water also serve as directors of United Water New Jersey and United Waterworks.

                                      PERIOD SERVED AS DIRECTOR AND BUSINESS
                                        EXPERIENCE DURING PAST FIVE YEARS
          NAME AND AGE
CLASS I
                                   Served as director of United Water since
Lawrence R. Codey, 53(b).........  1991. President and Chief Operating Officer
                                   of Public Service Electric & Gas Co. since
                                   1991. Director, Trust Company of New
                                   Jersey, Public Service Enterprise Group,
                                   Inc., and Sealed Air Corporation.

Donald L. Correll, 47(b).........  Served as director of United Water since
                                   1992. Chairman of United Water since 1994,
                                   Chief Executive Officer since 1992.
                                   Director, Interchange Financial Service
                                   Corporation since 1993.

Robert L. Duncan, Jr., 55(c).....  Served as director of United Water since
                                   1988. Member of the law firm of De Forest &
                                   Duer.

George F. Keane, 68(c),(d).......  Served as director of United Water since
                                   January 1997. Director, Security Capital
                                   U.S. Real Estate Shares since 1997.
                                   Chairman of Trigen Energy Corp. since 1994.
                                   President Emeritus and Senior Investment
                                   Advisor for The Common Fund from 1993 to
                                   1996. President and Chief Executive Officer of The Common Fund from 1971 to 1993.

CLASS II
Thierry Bourbie, 45(a),(b),(d)...  Served as director of United Water since
                                   1996. President of the International Water
                                   Division of Lyonnaise since September 1996.
                                   Director of French Water Operations of
                                   Lyonnaise from 1994 to 1996. Chief
                                   Executive Officer and Chairman of Lyd
                                   Informatique (Lyonnaise Subsidiary) from
                                   1994 to 1996. Chief Executive Officer and
                                   Chairman of Apic Syst (Lyonnaise
                                   Subsidiary) from 1991 to 1995.

Peter Del Col, 63(a).............  Served as director of United Water since
                                   1983. Chairman since January 1998 and
                                   President from 1986 to 1997 of Colson
                                   Services Corporation. Chairman of FundQuest since 1994 and Partner, Colson Investments since 1985.

Jon F. Hanson, 61(b),(d).........  Served as director of United Water since
                                   1986. Chairman, Hampshire Management
                                   Company since 1976. Director, Orange and
                                   Rockland Utilities, Inc., Prudential
                                   Insurance Company of American and Neuman
                                   Distributors, Inc.

Marcia L. Worthing, 55(a),(d)....  Served as director of United Water since
                                   1987. Senior Vice President--Human
                                   Resources and Corporate Affairs since 1995,
                                   Senior Vice President--Human Resources from
                                   1990 to 1995 Avon Products Inc.

                                      PERIOD SERVED AS DIRECTOR AND BUSINESS
                                        EXPERIENCE DURING PAST FIVE YEARS
          NAME AND AGE

CLASS III
Edward E. Barr, 61(b),(c)........  Served as director of United Water since
                                   1994. Director, GWC Corporation from 1987 to 1994. Chairman, since January 1998, President and Chief Executive Officer of Sun Chemical Corporation since 1987 and President and Chief Executive Officer of DIC American, Inc. from 1988 to 1997. Director, Dainippon Ink and Chemicals, Tokyo and First Union Corp.; Trustee, Northwestern Mutual Insurance Company.

Frank J. Borelli, 62(a),(d)......  Served as director of United Water since
                                   1983. Director, Senior Vice President and
                                   Chief Financial Officer, Marsh & McLennan
                                   Companies, Inc. and Director, Interpublic
                                   Group of Companies Inc. since 1995 and Mid-
                                   Ocean Limited since 1992.

Douglas W. Hawes, 65(b)..........
                                   Served as director of United Water since
                                   1983. Secretary of United Water since 1983, of United Water New Jersey since 1981 and United Waterworks since 1994. Member of the law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P. Director, Bay State Gas Company.

Dennis M. Newnham, 57(a),(c).....
                                   Served as director of United Water since
                                   1986. President and Chief Executive Officer of Tsumura International since March 1996 and Adirondack Beverages Inc. from 1995 to 1996. Venture capitalist consultant since 1994. Formerly Chairman, President and Chief Executive Officer of Lea & Perrins, Inc. Director, Nutramax Products Inc.

Jacques F. Petry, 43(c)..........  Served as director of United Water since
                                   1994. Director, GWC Corporation from 1991 to 1994. Chairman and Chief Executive Officer of SITA since 1996. President of the International Water Division of Lyonnaise since 1993. Director of International Water Operations of Lyonnaise from 1989 to 1993.

  Mr. Correll, Mr. Del Col, Mr. Hanson, Mr. Keane and Mr. Petry also serve as directors of United Properties Group. Mr. Correll serves as a director and officer of certain subsidiaries of United Water.
--------
(a) Member of Pension Committee.
(b) Member of Executive Committee.
(c) Member of Audit Committee.
(d) Member of Compensation Committee.

  United Water and two of its major subsidiaries, United Water New Jersey and United Waterworks, have directors who are not salaried employees; each pays a portion of the retainers and fees set forth below. No fees are paid to directors who are salaried officers of United Water.

  Directors receive an annual retainer of $12,000 and a daily attendance fee of $800. During 1997, United Water's Board of Directors had six meetings.

  United Water's Board of Directors has an Executive Committee which, during the interim between board meetings, exercises board authority to the extent permitted by law; an Audit Committee, which reviews financial statements, management and internal audits; a Compensation Committee, which reviews the compensation paid to employees; and a Pension Committee, which reviews retirement plans. United Water does not have a Nominating Committee charged with reviewing the credentials of nominees for the board. Daily attendance fees for the Executive Committee meeting are $800, and all other committees are $525. Chairpersons of committees receive a double committee fee in light of their responsibilities. During 1997 the Executive Committee met four times, the Audit Committee met two times and each other committee met three times. United Properties Group, a subsidiary of United Water, also has directors who are not salaried employees. They receive a daily attendance fee of $750. Directors may defer all or a portion of their compensation. Directors also received, pursuant to United Water's Directors' Restricted Stock Plans, 12,839 shares of restricted stock. Each director, except Mr. Borelli, attended at least 75% of the aggregate of the number of meetings of the board and committees on which he or she served.

  In November 1997, Mr. Correll received 2,000 stock options from Lyonnaise to purchase Lyonnaise stock at 573 French francs per share. The options vest in two years and expire in eight years. As of December 31, 1997, Mr. Correll has been granted a total of 4,500 options from Lyonnaise at an approximate value of $126,800. During 1997, LeBoeuf, Lamb, Greene & MacRae L.L.P., of which Mr. Hawes is a member, performed legal services for United Water and its subsidiaries and S.T. Construction, of which Mr. Simunovich's son-in-law Stephen Martinez is the owner, performed renovation work at various buildings totalling $564,600. Mr. Simunovich does not participate in the bidding or the selection process of contractors for this type of work.

EXECUTIVE OFFICERS OF UNITED WATER

  The following table sets forth the age and principal occupation during the past five years of each executive officer of United Water and its subsidiaries who is not a director of United Water.

                                           BUSINESS EXPERIENCE DURING
                                                PAST FIVE YEARS

         NAME AND AGE
David E. Chardavoyne, 50.......  President of United Waterworks and Senior
                                 Vice President of United Water M&S since
                                 August 1996. President and Chief Operating
                                 Officer of Jamaica Water Supply Company from
                                 1992 to 1996. President and Chief Operating
                                 Officer of Sea Cliff Water Company from 1992 to 1996.

William D. Colford, 53.........  Vice President--Support Services since
                                 November 1996 and Vice President--
                                 Administration of United Water M&S since June 1994 and United Water New Jersey since 1992.

Frank J. DeMicco, 53...........  President of United Water New Jersey since
                                 August 1996. Senior Vice President of United
                                 Water M&S since 1994. Vice President--
                                 Operations of United Water New Jersey from
                                 1992 to 1996.

Robert J. Iacullo, 44..........  Vice President--Regulatory Business since
                                 February 1996 and Vice President---Rates of
                                 United Water M&S and United Water New Jersey since 1994. Director--Rates of United Water New Jersey from 1988 to 1994.

John T. Marino, 46.............  Treasurer of United Water M&S since June 1994 and United Water from 1988 to 1994.

John Martinowich, 52...........  Vice President--External Affairs and Business
                                 Development of United Water M&S since January 1998. Assistant Vice President--External Affairs and Marketing from 1994 to 1998. Senior Manager of Bell Atlantic from 1992 to 1994.

Richard B. McGlynn, 59.........  General Counsel of United Water since August
                                 1996. Vice President and General Counsel of
                                 United Water M&S since 1995. Partner of
                                 LeBoeuf, Lamb, Greene & MacRae, L.L.P. from
                                 1992 to 1994.

Joseph Simunovich, 58..........  President of United Water M&S since August
                                 1996. Senior Vice President--External Affairs and Marketing of United Water M&S from 1994 to 1996. Vice President--External Affairs and Marketing of United Water M&S and United Water New Jersey from 1992 to 1994. Director of Sales of New Jersey Bell Telephone Co. from 1978 to 1992.

John J. Turner, 48.............  Treasurer of United Water and Vice
                                 President--Finance and Controller of United
                                 Water M&S since June 1994. Vice President--
                                 Controller of United Water from 1992 to 1994.

EXECUTIVE COMPENSATION

  The following table sets forth the annual and long-term compensation of the Chief Executive Officer and the four other most highly compensated executive officers of United Water and its subsidiaries for services in all capacities for the years ended December 31, 1995, 1996 and 1997.

                          SUMMARY COMPENSATION TABLE

                                                        LONG-TERM
                            ANNUAL COMPENSATION    COMPENSATION AWARDS
                          ----------------------- ---------------------
                                                  RESTRICTED SECURITIES
                                                    STOCK    UNDERLYING    ALL OTHER
NAME AND PRINCIPAL                                AWARDS(A)   OPTIONS   COMPENSATION(B)
POSITION                  YEAR SALARY($) BONUS($)    ($)        (#)           ($)
------------------        ---- --------- -------- ---------- ---------- ---------------
Donald L. Correll.......  1997  315,000  132,900       --      42,260        4,750
 Chairman, President and  1996  315,000  100,000    19,922     43,290        4,500
 Chief                    1995  315,000   60,175    31,875     34,130        4,500
 Executive Officer

Joseph Simunovich.......  1997  187,500   95,000       --      18,500        4,750
 President--United Water  1996  177,500   94,500       --       9,630        4,500
 M&S(c)                   1995  165,000   43,000       --       7,590        4,500

Frank J. DeMicco........  1997  177,885   77,500       --      18,500        4,750
 President--United Water  1996  168,100   57,000       --      12,490        4,500
 New                      1995  156,000   23,400       --       9,840        4,500
 Jersey(c)

David E. Chardavoyne....  1997  177,885   77,500       --      18,500        4,750
 President--United        1996   77,100   49,500       --         --           408
 Waterworks(c)            1995      --       --        --         --           --

Richard B. McGlynn......  1997  180,000   50,300       --      11,610        4,750
 General Counsel          1996  180,000   38,500       --       6,980        4,500
                          1995  180,000   21,000       --       5,490        4,500

--------
(a) The number and value of the aggregate restricted Common Stock holdings at December 31, 1997, for D. Correll, 15,000 shares, $293,435. Dividends are paid on such stock.
(b) Contributions by United Water to its Thrift Plan.
(c) Elected August 1, 1996.

EXECUTIVE EMPLOYMENT AGREEMENTS

  United Water entered into new employment agreements with Messrs. Correll, Simunovich, DeMicco and Chardavoyne. The agreements have three-year terms commencing January 1, 1998, with automatic one year extensions at the end of the term unless prior notice is given. The employment agreements provide for base salary at not less than the amounts specified therein, participation in the Supplemental Executive Retirement Plan ("SERP"), Management Incentive Plan ("MIP") and standard employee benefits. If employment is terminated by United Water without cause or by the employee for good reason, as defined, the employee will be entitled to receive base pay and target amounts under the MIP and continued employee benefits for a two-year period (a three-year period for Mr. Correll). Should such termination of employment occur within two years following a change in control, as defined, the employee will be entitled to an amount equal to two times base salary (three times for Mr. Correll), two times the current target amount under the MIP (three times for Mr. Correll) and the present value of a fully vested SERP benefit, in addition to a payment to make the employee whole after any excise tax payments.

  United Water has an employment agreement with Mr. McGlynn effective January 1995 and ending December 31, 1999. The agreement provides for base salary at not less than the amount specified therein. In the event employment is terminated by United Water without cause or by Mr. McGlynn for good reason, he will receive base annual salary at the time of termination multiplied by the number of years (and fractions thereof) remaining to the end of the agreement.

  The estimated value of the accelerated payments under the agreements to which the employees would have been entitled if a change in control and termination had occurred on January 1, 1998 is: Mr. Correll, $4,665,000; Mr. Simunovich, $1,637,000; Mr. DeMicco, $1,482,000; Mr. Chardavoyne, $1,588,000;
and Mr. McGlynn, $375,000.

RETIREMENT PLANS

  The table below contains information concerning estimated annual retirement benefits in accordance with the Employee Retirement Income Security Act payable under United Water's pension plans upon retirement at age 65 for certain key executives with final average pay and years of credited service as set forth below.

                             PENSION PLAN TABLE(A)

                                       YEARS OF CREDITED SERVICE(B)
                           -----------------------------------------------------
FINAL AVERAGE PAY             10       15       20       25       30       35
-----------------          -------- -------- -------- -------- -------- --------
$200,000.................. $ 60,000 $ 80,000 $100,000 $120,000 $140,000 $140,000
 250,000..................   75,000  100,000  125,000  150,000  175,000  175,000
 300,000..................   90,000  120,000  150,000  180,000  210,000  210,000
 350,000..................  105,000  140,000  175,000  210,000  245,000  245,000
 400,000..................  120,000  160,000  200,000  240,000  280,000  280,000
 450,000..................  135,000  180,000  225,000  270,000  315,000  315,000
 500,000..................  150,000  200,000  250,000  300,000  350,000  350,000

--------
(a) Pension benefits are calculated on a straight life annuity basis (other benefit forms are available). Benefits are not subject to any deduction or offset for Social Security or other amounts.
(b) The years of credited service as of December 31, 1997, for certain executive officers included in the Summary Compensation Table are as follows: D. Correll, 21 years; J. Simunovich, 5 years; F. DeMicco, 6 years; and D. Chardavoyne, 1 year.

  The retirement benefits summarized in the preceding table are provided by United Water's qualified defined benefit pension plan, which covers executive, supervisory and other employees of United Water and certain subsidiaries who are not included in collective bargaining units and by a supplemental executive retirement plan. The qualified plan provides a normal retirement benefit of 1 1/2% of a participant's average base wage or salary rate (up to the maximum permitted for tax-qualified retirement plans under federal income tax laws and regulations, which is currently $160,000 as adjusted for inflation) multiplied by years of credited service. Average base wage or salary rate is defined in the qualified plan and is substantially equivalent to the "Salary" reported in the Summary Compensation Table; the average is computed over the five years having the highest base wage or salary of the last ten years of service. The normal form of retirement benefit is a straight life annuity for unmarried participants or an actuarially reduced 50% joint and surviving spouse retirement benefit for married participants. Other optional forms of benefit payment are available on an actuarially equivalent basis. Federal income tax laws and regulations also limit the maximum annual retirement benefit payable from the qualified defined benefit pension plan.

  The supplemental executive retirement plan for the benefit of certain key executive employees, including some of those named in the Summary Compensation Table, authorizes the payment of benefits out of general funds in addition to those provided under the qualified defined benefit pension plan according to a formula that takes into account years of service, age, final average compensation (salary and bonus) of the three years having the highest compensation of the last ten years of service and qualified defined benefit pension plan benefits. The normal form of payment is a single life annuity with a ten-year certain guaranty. Other optional forms of benefit payment are available on an actuarially equivalent basis.

OPTION GRANTS

  Shown below is additional information on grants of options to purchase United Water Common Stock under the Management Incentive Plan during 1997 to the executive officers named in the Summary Compensation Table.

                                          OPTION GRANTS IN 1997
---------------------------------------------------------------------------------------------------------
                                    INDIVIDUAL GRANTS                                    GRANT DATE VALUE
                         ----------------------------------------                        ----------------
                         NUMBER OF SECURITIES PERCENTAGE OF TOTAL
                          UNDERLYING OPTIONS  OPTIONS GRANTED TO  EXERCISE OR               GRANT DATE
                              GRANTED(A)         EMPLOYEES IN     BASE PRICE  EXPIRATION     PRESENT
NAME                             (#)                 1997           ($/SH)       DATE      VALUE($)(B)
----                     -------------------- ------------------- ----------- ---------- ----------------
Donald L. Correll.......        42,260               11.4           15.375      1/2/07       287,991
Joseph Simunovich.......        18,500                5.0           15.375      1/2/07       126,073
Frank J. DeMicco........        18,500                5.0           15.375      1/2/07       126,073
David E. Chardavoyne....        18,500                5.0           15.375      1/2/07       126,073
Richard B. McGlynn......        11,610                3.1           15.375      1/2/07        79,119

--------
(a) All options were granted and vested on January 2, 1997. The exercise price per share equalled the fair market value on the date of grant.
(b) The grant date present value shown is estimated in part using the Black-Scholes option pricing model, a method of approximating the present value of options exercisable at a fixed price at the end of a fixed period. It relies on certain assumptions as of the date of grant of the options, such as interest rates, dividend yield, time to exercise, and stock price sensitivity (volatility). Each of these factors could change over the life of the options and affect the estimated value. The actual value of the options when exercised may be a lesser or greater amount, depending on the price of the stock at the date of exercise; it is also possible that the options will expire unexercised and produce no cash value to the optionee. In addition to the Black-Scholes value calculated above, the value of the dividend equivalents is included in the option value, as the optionee is entitled to receive dividend equivalents for five years. Note that similar to options, factors could change over the term of the option that may increase or decrease the dividend equivalent amount at the time of exercise. The dividend equivalent was calculated by discounting the sum of quarterly dividends for twenty quarters by the risk-free rate, stated below, for the same period. The use of the Black-Scholes model is set forth as an acceptable method of option valuation by the Securities and Exchange Commission.

  The present value of the options was based on the following assumptions:

     . Risk-free rate of 6.5%
     . Dividend yield of 5.1%
     . 10 years to exercise the options
     . Stock price volatility of 21.1%
     . No adjustment has been made for non-transferability or risk of forfeiture associated with the options

OPTION EXERCISES AND VALUES OF UNEXERCISED OPTIONS

  The table below summarizes information as of December 31, 1997, as to exercised and unexercised options to purchase United Water Common Stock held by the executive officers named in the Summary Compensation Table and granted under the Management Incentive Plan.

              AGGREGATED OPTION EXERCISES IN 1997 AND DECEMBER 31, 1997 OPTION VALUES
----------------------------------------------------------------------------------------------------
                                                      NUMBER OF SECURITIES    VALUE OF UNEXERCISED,
                                                     UNDERLYING UNEXERCISED       IN-THE-MONEY
                         SHARES ACQUIRED    VALUE    OPTIONS AT DECEMBER 31, OPTIONS AT DECEMBER 31,
NAME                     ON EXERCISE(#)  REALIZED($)       1997(#)(A)                1997($)
----                     --------------- ----------- ----------------------- -----------------------
Donald L. Correll.......     76,560        296,800           110,550                 651,335
Joseph Simunovich.......        --             --             47,250                 254,533
Frank J. DeMicco........     23,100         97,230            31,030                 169,055
David E. Chardavoyne....        --             --             18,500                  77,469
Richard B. McGlynn......        --             --             24,080                 134,314

--------
(a) All such options are presently exercisable.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Compensation Committee of the Board of Directors is charged with reviewing United Water's compensation plans for executive officers as well as recommending to the Board of Directors for adoption the individual compensation to be paid to the Chief Executive Officer. The Compensation Committee also exercises general review over compensation plans for all employees, such as the Thrift Plan and pension plans. The Committee has furnished the following report on executive compensation.

  United Water and all its subsidiaries have adopted executive compensation programs with the purpose of fairly compensating executives for their work, attracting and retaining superior individuals, and encouraging them to increase United Water's long-term performance, both in terms of profitability and service to our customers, with the ultimate goal of enhancing total returns to shareholders. The Compensation Committee continues to be committed to strengthening the relationship between executive pay and performance.

  To ensure its overall competitiveness in the relevant employment markets for executives, United Water compares its compensation structure with those of industrial companies nationwide, New York metropolitan area industrial companies, and a group of utilities located nationwide, virtually all of which are part of the Wilshire 5000 index shown in the Shareholder Return Presentation following this report. All of these are considered to be relevant recruitment markets for United Water's executives. These comparisons are provided by outside independent compensation consultants. In addition to reviewing outside competitive compensation levels, United Water also uses job evaluation to set salary levels that are internally equitable relative to the scope and accountability of the position.

  United Water's executive compensation program has two major elements: base salary and the Management Incentive Plan. Additionally, the Committee may grant restricted stock on a selected basis. With regard to these pay elements:

  1. Base salary levels are set to attract and retain key executive talent. Salary increases for all executives, including the Chief Executive Officer, are based upon the executive's individual contribution to the Company and on salary trends within the relevant employment markets described above for executives. However, as part of our commitment to increase the pay for performance link, none of the named officers received salary increases in 1997. Mr. Correll and certain other named executive officers have employment contracts which provide for a base salary at not less than that which was in effect when signed.

  2. The Management Incentive Plan is designed to motivate executives to achieve both individual goals and Company objectives in order to provide competitive returns to shareholders. In 1997, the Company revised the Plan to better reflect competitive incentive practices. The plan continues to have three components: an annual cash bonus, annual stock option grants and annual dividend units.

  (a) Annual cash bonuses are awarded after the end of the year based on achievement of specific financial, operational and/or strategic goals set at the beginning of that year for each participating executive. Typical goals for 1997 addressed financial performance, customer satisfaction standards, core business growth, operating efficiencies, human resources effectiveness, and regulatory relations. Goals for executives are weighted between achievement of individual or workgroup objectives and achievement of Company-wide financial and operating targets based on the executive's primary responsibilities. The bonus actually granted may range from 0 to 1.5 times the target level based on the executive's attainment of the goals set at the beginning of the year. In 1997, the named executive officers were granted an average of 1.2 times their target levels.

  (b) Stock options are granted annually to provide incentives for executives to improve shareholder value. The executives realize benefits from these options only if United Water's shareholder value appreciates during the terms of the options.

  (c) Free-standing dividend units are granted annually. In conjunction with the separate stock option grants, dividend units reflect the total return received by United Water shareholders.

  Over the past three years, Mr. Correll's compensation increases have been totally linked to performance incentives and he has received no increase in base salary. Mr. Correll's 1997 goals included achieving United Water's earnings per share target, expanding market share, several corporate development initiatives and productivity gains. After consideration of his achievement of the above goals and the circumstances relative to the current earnings per share, the committee determined his incentive compensation for 1997 to be 1.2 times his target level as reported in the table above. Finally in 1997, Mr. Correll was not granted restricted stock.

  The Compensation Committee intends to continue this practice of tieing incentives more closely to a total return to shareholders in order to further motivate executives to achieve long-term corporate objectives and to improve shareholders' total returns. By shifting a higher proportion of executive total pay to incentives, the emphasis on producing strong returns for shareholders has become an even more prominent feature of United Water's program.

  The Compensation Committee believes that Section 162(m) of the Internal Revenue Code will not impact United Water's tax deduction for compensation paid to executives for 1997 or 1998.

                                          Compensation Committee

                                          Marcia L. Worthing, Chairperson
                                          Frank J. Borelli
                                          Thierry Bourbie
                                          Jon F. Hanson
                                          George F. Keane

SHAREHOLDER RETURN PRESENTATION

  The following graphs compare the yearly percentage change in cumulative total return to shareholders investing $100 in United Water Common Stock to the cumulative total returns of the Wilshire 5000 Equity Index and the Edward
D. Jones Water Utility Index for the five year period and one year period ending December 31, 1997. Total return includes both capital appreciation and dividend payments and the graph assumes that all dividends were reinvested in United Water Common Stock through the Dividend Reinvestment and Stock Purchase Plan, which during a portion of the five year period provided for a discount from market prices on the purchase of Common Stock. The measurement points are the last business day of each year.


    [THE TABLE BELOW WAS PRESENTED IN THE PRINTED MATERIAL AS A LINE GRAPH]

                      FIVE-YEAR CUMULATIVE TOTAL RETURNS

                 1992    1993    1994    1995    1996    1997

UWR             100.00  101.16   97.83  100.14  138.06  183.46
E.D. Jones      100.00  114.30  105.91  134.39  161.33  220.33
Wilshire 5000   100.00  111.30  111.23  151.82  184.01  241.57


    [THE TABLE BELOW WAS PRESENTED IN THE PRINTED MATERIAL AS A LINE GRAPH]

                       ONE-YEAR CUMULATIVE TOTAL RETURNS

                1996    1997

UWR             100.0  132.9
E.D. Jones      100.0  136.6
Wilshire 5000   100.0  131.3

                        INDEPENDENT PUBLIC ACCOUNTANTS

  At the regular meeting held March 12, 1998, the Board of Directors of United Water acted to appoint Price Waterhouse LLP, New York, New York, as auditors for United Water and its subsidiaries for the year 1998. At the Annual Meeting it is the intention of the persons named in the proxy enclosed herewith to vote in favor of the ratification, confirmation and approval of such action by the Board of Directors. Price Waterhouse LLP performed the function of auditors of United Water and its subsidiaries in 1997. A representative of Price Waterhouse LLP will attend the meeting and, if so desires, make a statement. The representative will also respond to appropriate questions.

  The appointment of Price Waterhouse LLP by the Board of Directors is based on the recommendation of the Audit Committee, which historically has reviewed both the audit scope and the estimated audit fees and related services for the coming year. The affirmative vote of a majority of the votes cast by shareholders entitled to notice and to vote at the Annual Meeting is required for approval of such appointment.

  At its February 25, 1998, meeting the Audit Committee (1) recommended the appointment of Price Waterhouse LLP as auditors for 1998 and the continuance by that firm of certain non-audit services, and (2) concluded that rendering such non-audit services does not impair the independence of Price Waterhouse LLP with respect to their examination of the December 31, 1998, financial statements of United Water and its subsidiaries.

                          COST OF PROXY SOLICITATION

  The cost of preparing, assembling and mailing the Proxy Statement, the Notice of Annual Meeting and form of Proxy will be borne by United Water. United Water has retained Georgeson & Co., Inc., a proxy solicitation firm, to assist in the solicitation of proxies at an estimated cost of $6,000, plus expenses. In addition, United Water will request brokerage houses, custodians, nominees and fiduciaries to forward the proxy material to the beneficial owners of the stock held of record by such persons, and United Water will reimburse them, upon request, for reasonable expenses incurred in connection therewith.

                         OTHER MATTERS FOR THE MEETING

  No other business is to be presented to the meeting so far as is now known or foreseen, but in the event that any other matter is properly presented by persons other than the Board of Directors, it is intended that the enclosed proxy will be voted upon it according to the judgment of the person or persons voting the proxy to the extent permitted by regulations of the Securities and Exchange Commission.

                               VOTING PROCEDURES

  Votes made by proxies returned prior to the date of the Annual Meeting will be counted by United Water's transfer agent. Votes made by proxies returned on the date of the Annual Meeting to the secretary of the meeting and votes cast by shareholders attending or represented by proxyholders (other than those named by management) will be counted by inspectors of election appointed by the chairman of the meeting and who are expected to be employees of United Water or its subsidiaries. Those votes will be added to those counted by the transfer agent and the last vote or proxy will control. Abstentions and failures by record holders to vote shares owned by beneficial owners will have no effect.

                       PROPOSALS FOR 1999 ANNUAL MEETING

  Shareholder proposals for the 1999 Annual Meeting of United Water must be received at the executive offices of United Water at 200 Old Hook Road, Harrington Park, New Jersey 07640, no later than November 24, 1998, for inclusion in the 1999 proxy statement and form of proxy.

                                          On Behalf of the Board of Directors

                                                     Lawrence R. Codey
                                                     Douglas W. Hawes
                                                     Dennis M. Newnham
                                                                Proxy Committee

Harrington Park, New Jersey
March 24, 1998

UNITED WATER [LOGO]

-------------------------------------------------------------------------------

1998 ANNUAL MEETING
LOCATION: PARK RIDGE MARRIOTT

-------------------------------------------------------------------------------

  The Park Ridge Marriott is accessible via the Garden State Parkway, Exit 172 North. From Exit ramp turn right onto Grand Avenue, at first traffic light make right onto Mercedes Drive, follow to end and make right, follow to traffic light make left onto Brae Blvd. The hotel is on your left at 300 Brae Blvd.

  FROM NEW JERSEY & SOUTH: Take Garden State Parkway North to Exit 172 , then follow above directions.

  FROM NEW YORK CITY: Take the George Washington Bridge West to New Jersey. Follow to Route 80 West. Take Route 80 West to the Saddle Brook Exit for the Garden State Parkway. Follow the Garden State Parkway North to Exit 172, and follow directions from above.

  FROM UPSTATE NEW YORK. New York State Thruway to Exit 14A onto the Garden Parkway Extension. Take first exit "Chestnut Ridge." From ramp make left onto Schoolhouse Road. Follow through first light (Summit Avenue), road becomes Spring Valley Road, follow through second light (Grand Avenue) to fourth (4th) right, Brae Blvd., make right onto Brae Blvd., hotel is approximately 1/4 mile on right hand side.


LOCAL STREETS NEAR THE PARK RIDGE MARRIOTT





                                     LOGO

PROXY

                          UNITED WATER RESOURCES INC.

             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS-MAY 11, 1998

    The undersigned shareholder of United Water Resources Inc. ("United Water") hereby constitutes and appoints LAWRENCE R. CODEY, DOUGLAS W. HAWES and DENNIS
M. NEWNHAM, or any of them, the attorneys or attorney and proxies or proxy of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned, to attend the Annual Meeting of Shareholders of United Water to be held at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656, on Monday, May 11, 1998, at 9:30 a.m., and any adjournment or adjournments thereof, receipt of the notice of which meeting stating the purposes thereof being hereby acknowledged, to vote all of the shares of United Water which the undersigned would be entitled to vote if then personally present as follows:

                  (Continued and to be signed on other side)

                                                                                                Please mark
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS                           your votes
                                                                                                    as              [ X ]
                                                                                                indicates in
                                                                                                this example

                                                            FOR       WITHHELD                              FOR  AGAINST  ABSTAIN
1. ELECTION OF DIRECTORS                                   [   ]       [    ]       2. To Approve Auditors  [  ]   [  ]     [  ]

The Nominees to Class II are:
Thierry Bourbie, Peter Del Col, Jon F. Hanson, Marcia L. Worthing                   3. To vote of such shares as they or he or she
                                                                                       may deem proper upon all other matters that
                                                                                       may properly come before said meeting and
                                                                                       any adjournments thereof.
Withheld For: (Write that nominee's name in the space provided below).

--------------------------------------------------------------                      Mark box if you plan to attend the Annual
                                                                                    Meeting                                    [  ]


[                                                              ]                    THIS PROXY IS GIVEN AND IS TO BE CONSTRUED UNDER
                                                                                    THE LAWS OF THE STATE OF NEW JERSEY AND WILL BE
                                                                                    VOTED "FOR" THE NOMINEES NAMED HEREIN AND "FOR"
                                                                                    THE ABOVE PROPOSALS, IF IN EITHER CASE THE
                                                                                    UNDERSIGNED HAS NOT SPECIFIED A CHOICE IN THE
                                                                                    SPACES PROVIDED THEREFOR.  THIS PROXY WHEN
                                                                                    PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
                                                                                    DIRECTED HEREIN BY THE UNDERSIGNED.

SIGNATURE(S) OF SHAREHOLDER(S)------------------------------------------------------------------DATE----------------------,1998
NOTE: PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS HEREON.  WHEN SHARES ARE HELD BY JOINT TENANTS BOTH SHOULD SIGN. (EXECUTORS,
ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE).
------------------------------------------------------------------------------------------------------------------------------------
                                                 FOLD AND DETACH HERE







Dear Shareholder(s) of United Water Resources Inc.:

Enclosed you will find materials regarding the United Water Resources Inc. 1998 Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is important to us. We look forward to hearing from you.